RESOLUTIONS

                  DIRECTORS' RETIREMENT PLAN

                       December 5, 1996

     RESOLVED, that the Potlatch Corporation Directors' Retirement Plan (the "Plan") is terminated effective December 31, 1996; and be it further

     RESOLVED, that notwithstanding any contrary provision of the Plan, (1) the present value of the accrued benefits of each Eligible Director (as defined in the Plan) shall be calculated as of December 31, 1996, as provided in Section 14(a) of the Potlatch Corporation Salaried Employees' Retirement Plan, giving each Eligible Director credit for the lesser of ten years or actual years of service upon reaching mandatory retirement age; (2) such present value shall be converted into Stock Units by dividing such present value by the closing price of the Corporation's common stock on December 31, 1996 as reported in the New York Stock Exchange, Inc., composite transactions report for such date;
(3) such Stock Units shall be credited to a special account for each Eligible Director which shall be administered in accordance with the terms of the Potlatch Corporation Deferred Compensation Plan for Directors, except that if the Eligible Director has completed fewer than 10 years of service as an Eligible Director on December 31, 1996, then only the amount of the special account attributable to actual service as an Eligible Director shall be vested as of December 31, 1996, and the balance of the special account shall vest in equal installments on each December 31 thereafter until the Eligible Director completes 10 years of service as an Eligible Director or retires from the board, whichever is first; and (4) other than the provision of special Stock Units as described above, no amounts shall be payable to an Eligible Director pursuant to the Plan; and be it further

     RESOLVED, that Appendix A to the Potlatch Corporation
Deferred Compensation Plan for Directors shall be adopted effective December 31, 1996, in the form of the document attached to these resolutions, to provide for the special Stock Units described in the preceding resolution.

                                             Exhibit (10)(h)(i)